Exhibit 10.6

PROMISSORY NOTE

Principal $4,881,500.00	Loan Date 12-19-2014	Maturity 01-10-2022	Loan No 2126316	Call / Coll 140 / 540	Account 0001300362	Officer ELH	Initials

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing ""**" has been omitted due to text length limitations.

Borrower:	STERLING PROPERTIES, LLLP	Lender:	BELL STATE BANK & TRUST CENTER
	1711 GOLD DR S STE 100		OFFICE 3100 13th Ave South
	FARGO, ND 58103		PO Box 10877
Fargo, ND 58106-0877
(701) 298-1500

Principal Amount: $4,881,500.00	Date of Note: December 19, 2014

PROMISE TO PAY. STERLING PROPERTIES, LLLP ("Borrower") promises to pay to BELL STATE BANK & TRUST ("Lender"), or order, in lawful money of the United States of America, the principal amount of Four Million Eight Hundred Eighty-one Thousand Five Hundred & 00/100 Dollars ($4,881,500.00), together with interest on the unpaid principal balance from December 19, 2014, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balances as described in the "INTEREST CALCULATION METHOD" paragraph using the interest rates described in this paragraph: 36 monthly consecutive principal and interest payments in the initial amount of $21,937.97 each, beginning February 10, 2015, with interest calculated on the unpaid principal balances using an interest rate of 3.440% per annum based on a year of 360 days; 47 monthly consecutive principal and interest payments in the initial amount of $21,937.97 each, beginning February 10, 2018, with interest calculated on the unpaid principal balances using an interest rate based on the the most recent 5 Year Fixed-Rate Advance Rate as published by the Federal Home Loan Bank of Des Moines (currently 1.980%), plus a margin of 2.000 percentage points, resulting in an initial interest rate of 3.980% per annum based on a year of 360 days; and one principal and interest payment of $4,285,515.95 on January 10, 2022. with interest calculated on the unpaid principal balances using an interest rate based on the the most recent 5 Year Fixed-Rate Advance Rate as published by the Federal Home Loan Bank of Des Moines (currently 1.980%), plus a margin of 2.000 percentage points, resulting in an initial interest rate of 3.980% per annum based on a year of 360 days. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied to any accrued unpaid interest first; then to principal; then to late charges and other charges. Payments received at Lender's address on any business day will be credited to your loan as of the date received. For purposes of receiving payments, business day is defined as Monday-Friday, excluding Federal and bank holidays. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the the most recent 5 Year Fixed-Rate Advance Rate as published by the Federal Home Loan Bank of Des Moines (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each 5 years. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 1.980% per annum. The interest rate or rates to be applied to the unpaid principal balance during this Note will be the rate or rates set forth herein in the "Payment" section. Notwithstanding any other provision of this Note, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the due date of the last payment in the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law, Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (Ell increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

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INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT PENALTY. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Upon prepayment of this Note, Lender is entitled to the following prepayment penalty: If prepayment originates from financing obtained elsewhere, a prepayment penalty equal to the following will be due and payable and added to the payoff amount which Borrower hereby agrees to pay: 2.00% of the outstanding principal balance if prepayment occurs before September 19. 2017. No prepayment penalty shall be due for a prepayment occurring in the last three months of the loan term. Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: BELL STATE BANK & TRUST, CENTER OFFICE. 3100 13th Ave South, PO Box 10877, Fargo, ND 58106-0877.

LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $25.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding an additional 3.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. After maturity, or after this Note would have matured had there been no default, the Default Rate Margin will continue to apply to the final interest rate described in this Note. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution or termination of Borrower's existence as a going business or the death of any partner, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or

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forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Events Affecting General Partner of Borrower. Any of the preceding events occurs with respect to any general partner of Borrower or any general partner dies or becomes incompetent.

Change In Ownership. The resignation or expulsion of any general partner with an ownership interest of twenty-five percent 125%) or more in Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including reasonable attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of North Dakota without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of North Dakota.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Cass County, State of North Dakota.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by , in addition to any other collateral, a Mortgage dated December 19, 2014, to Lender on real property located in Hennepin County, State of Minnesota, all the terms and conditions of which are hereby incorporated and made a part of this Note.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: BELL STATE BANK & TRUST 3100 13th Avenue South Fargo, ND 58106-0877.

COUNTERPARTS AND ELECTRONIC TRANSMISSION. This document, and any related documents, may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, and

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all such counterparts, when taken together, shall constitute one and the same document. This document, and any related documents, may be delivered by facsimile or PDF or other electronic transmission, and if delivered by facsimile or PDF or other electronic transmission, shall constitute and be admissible as original documents and evidence of the signer's execution of the documents,

FURTHER ASSURANCES AND LIMITED POWER OF ATTORNEY. The parties hereto agree to do all things deemed necessary by Lender in order to fully document the loan evidenced by this Note and any related agreements, and will fully cooperate concerning the execution and delivery of security agreements, stock powers, instructions and/or other documents pertaining to any collateral intended to secure this indebtedness. Borrower agrees to assist in the cure of any defects in the execution, delivery or substance of the Note and related agreements, and in the creation and perfection of any liens, security interests or other collateral rights securing the Note. Furthermore, the Borrower, for and in consideration of Lender approving, closing and funding this Note, hereby grants authority to any authorized representative of Lender, the limited power to correct and/or execute or initial all typographical or clerical errors discovered in any of the loan documents required to be executed by Borrower in connection with this loan. No other action may be taken by Lender for Borrower. The Borrower hereby ratifies and confirms ail action taken pursuant to this limited power of attorney. In the event this limited power of attorney is exercised, the Borrower will be notified in writing and will receive a copy of the document that was executed, initialed or revised on the Borrower's behalf.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party, partner, or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

STERLING PROPERTIES, LLLP

STERLING REAL ESTATE TRUST, General Partner of STERLING PROPERTIES, LLLP

By:__________________________________________________________________

BRADLEY J SWENSON, President of STERLING REAL ESTATE TRUST

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